AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999

                               FILE NO. 333-71685

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  TEXOIL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEVADA                                        88-0177083
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                      110 CYPRESS STATION DRIVE, SUITE 220
                            HOUSTON, TEXAS 77090-1629
                                 (281) 537-9920
               (Address including zip code, and telephone number,
              including area code of principal executive offices)

                          FRANK A. LODZINSKI, PRESIDENT
                      110 Cypress Station Drive, Suite 220
                            Houston, Texas 77090-1629
                                 (281)-537-9920

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME
                           TO TIME AFTER EFFECTIVENESS

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post effective, amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               CALCULATION OF REGISTRATION FEE(1)

-----------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
     TO BE REGISTERED               REGISTERED (4)  OFFERING PRICE PER     AGGREGATE       REGISTRATION FEE
                                                         SHARE (2)      OFFERING PRICE (2)      (3)
-----------------------------------------------------------------------------------------------------------
Common Stock, par $0.01              6,817,246           $3.188            $21,733,380           N/A
-----------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)   Based on average closing bid and ask prices on July 8, 1999.

(3) A registration fee of $11,693 was paid with the initial filing on February 1, 1999 based on a price of $5.814 per share adjusted for the June 25, 1999 1 for 6 reverse split. No additional registration fee is due.

(4)   Reflects results of a 1 for 6 reverse stock split effective June 25, 1999

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

AMENDING: PART I - PROSPECTUS

Prospectus                     SUBJECT TO COMPLETION
                               PRELIMINARY PROSPECTUS


                               Dated: July 14, 1999

                                     TEXOIL, INC.

[TEXOIL, INC. LOGO]

                                      6,817,246

                                        SHARES
                                     Common Stock

RED HERRING LEGEND

      You should read this prospectus and any supplement carefully before you invest.

      The common stock is traded on the Boston Stock Exchange and on the NASDAQ under the symbol "TXLI".

      This prospectus is a secondary offering for existing shareholders. It is being filed so existing shareholders can trade the stock they own, or may own on exercise of options and warrants. Selling security holders will sell their common stock into the market directly and Texoil will receive no proceeds on those sales. If outstanding options and warrants are exercised, net proceeds to Texoil would be $4,635,422.00. There is no underwriting arrangement.

      The securities offered in this prospectus involve a high degree of risk. Please read the section "Risk Factors" beginning on page 5.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


      This prospectus is dated July 14, 1999.

                               TABLE OF CONTENTS

                                                                  PAGE


About This Prospectus...........................................     5
Risk Factors ...................................................     5
Incorporation By Reference......................................    11
About Texoil ...................................................    11
Available Information...........................................    12
Use of Proceeds.................................................    12
Determination of Offering Price.................................    12
Dilution........................................................    13
Description of Capital Stock....................................    15
Nevada Business Corporation Act
And the Articles and Bylaws.....................................    16
      General...................................................    16
      Business Combinations.....................................    16
      Directors Duties..........................................    16
      Board of Directors........................................    16
      Shareholder Proposals and Director Nominations............    17
      Meetings of Shareholders..................................    17
      Amendment of Articles and Bylaws..........................    17
      Indemnification...........................................    17
      Limitation of Liability...................................    18
Plan of Distribution............................................    18
Legal Opinions..................................................    19
Experts.........................................................    19

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, selling security holders may, over the next two years, sell the securities described in this prospectus in a series of offerings up to a total of 6,817,246 shares. This total consists of 6,141,044 shares currently issued and 676,202 shares issuable under options and warrants. The dollar amount of the offering will depend on the market price of the shares when they are sold. This prospectus only concerns the common stock of Texoil, Inc. As required, we will provide a prospectus supplement to add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading "Available Information".

                                  RISK FACTORS

      Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all the other information included or incorporated by reference in this prospectus, before you decide whether to purchase shares of our common stock.

OIL AND GAS PRICES MAY DECLINE

      Any sizable and extended decline in the price of oil or gas would have a harmful effect on the following:

   o      Texoil's quantities of proved reserves;

   o      The carrying value of such proved reserves;

   o      Borrowing capacity;

   o      Texoil's ability to obtain additional capital; and

   o      Texoil's revenues, cash flows and profitability from operations.

Texoil's financial condition, operating results, future growth, and the carrying value of its oil and gas properties are affected by current prices of oil and gas. Texoil's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms is also largely dependent upon oil and gas prices. Prices for oil and gas can change drastically due to factors beyond Texoil's control. Some factors that Texoil cannot control include the following:

   o      Weather conditions in the United States;

   o      The condition of the United States and/or world economy;

   o      The actions of the Organization of Petroleum Exporting Countries;

   o      Political stability in the Middle East and elsewhere;

   o      The foreign supply of oil and gas;

   o      The availability of alternate fuel sources.

 VALUE OF ASSETS MAY BE WRITTEN DOWN

   The SEC requires companies using the full-cost accounting rules to assess their investments in oil and gas properties for recoverability on a quarterly basis. The purpose is to confirm that estimated discounted future net revenues (PV-10 value) from estimated proved reserves on an after-tax basis exceed the capitalized costs of oil and gas properties and deferred taxes carried on its balance sheet. This "ceiling test" must generally be performed using oil and gas prices at the end of the applicable period. If the valuation of the properties at the time of the ceiling test is lower than their carrying value on the books, at that time the difference is written off as an expense in the current period. Texoil took a write-down of $1.2 million in the second quarter of 1998, which resulted in a net loss for the year of $886,000. Any future write-down would not affect cash flow from operating activities, but it would decrease earnings.

DEBT REPAYMENT MAY BE ACCELERATED

   A reduction in the value of Texoil's oil and gas properties could result in a decrease of Texoil's borrowing base. Texoil could be required to repay a portion of the outstanding debt if the borrowing base is reduced below the amount required in its financing agreements. Texoil could be required to find new or different sources of capital to make this debt repayment.

HEDGING ACTIVITIES MAY LIMIT FUTURE REVENUE

   In an attempt to reduce its sensitivity to natural gas price volatility, Texoil has entered into hedging transactions. In these hedging transactions, known as swaps, we have fixed the price on a portion of our production over a predetermined period of time. In 1998, Texoil did not hedge any of its oil or natural gas production.

The primary risks associated with hedging are as follows:
 o There is the risk that if Texoil's reserves are not produced at rates equivalent to the hedged position, Texoil would be required to satisfy its obligation under hedging contracts on potentially unfavorable terms without the benefit of offsetting cash flow from sales of our production.
 o There is also the risk that the production cost and transportation cost assumptions used in structuring the hedge could be substantially different from the actual costs. As a result, Texoil's profit margin could be materially adversely affected.
 o By hedging to a fixed price, Texoil's benefit is limited if actual prices rise above the contract prices and, therefore, revenues would be limited for the duration of the hedge.

 o The other party may prove unable or unwilling to perform its obligations under such hedging contracts. Texoil could incur a material adverse financial effect if there is any significant nonperformance.

   In addition to our oil and gas price hedges, we have hedged our interest rate exposure by an interest rate swap on a portion of our debt. This interest rate swap substitutes a fixed rate for a floating rate. There is the possibility that interest rates could decline and we would not receive the benefit of the lower rates.

RESERVE REPLACEMENT AND GROWTH RATES MAY DECLINE

   Texoil's future performance depends upon its ability to acquire and develop additional oil and gas reserves that are economically recoverable. Without successful acquisition, development and exploration activities, Texoil's reserves and revenues will decline. Prior to the merger with Cliffwood, Texoil focused its activities almost exclusively on exploration and had only limited success in replacing its production. New management has diversified activities by placing greater emphasis on acquisition, re-engineering and development activities. Although Texoil's management and business strategy, beginning in 1998, has changed, we cannot assure that Texoil will be able to continue to acquire, develop or discover additional reserves at an economical cost. Some factors that could make it difficult to continue our growth rate include the following:


   o     An inability to obtain growth capital.
   o Difficulty in acquiring additional reserves due to competition from larger, better capitalized companies competing against us for a limited number of properties that fit our business strategy.
   o     Insufficient cash flow from operations to finance our growth.



ACQUISITION OF PRODUCING PROPERTIES

    Texoil is competing for those properties against many better capitalized competitors, which makes successful and profitable acquisition of properties difficult. Assessments of potential income and liabilities are inexact; therefore, Texoil is uncertain of future financial performance of acquired properties. In addition, Texoil could be liable for some existing liabilities, including possible environmental liabilities for such properties. Texoil cannot assure that any properties acquired by us will be economically produced or developed. Uneconomical properties could have a material adverse effect on Texoil.

RE-ENGINEERING OF PRODUCING PROPERTIES MAY NOT BE SUCCESSFUL

   Texoil has placed a great emphasis on the acquisition of proven properties, particularly where such properties are currently producing and provide the opportunity to increase production through re-engineering and development. Texoil focuses on re-engineering projects to improve current production, lower operating costs and increase the return on investment of fields or wells. This has been an important contributor to our growth. Re-engineering usually involves the same risks as drilling but with less risk of failure. There is always the possibility that Texoil will not achieve projected improvements or that the results will not be sufficient to recover the investment.

DRILLING ACTIVITIES

   In addition to our producing activities, Texoil is engaged in drilling operations. Drilling activity exposes us to risks that are not encountered by a company that is only involved in producing activities. We are aware that exploratory and developmental drilling involves significant economic and operating risks. Texoil may encounter sizeable cost overruns because the cost of drilling, completing and operating wells is almost always uncertain. Texoil may experience drilling operation restrictions, delays or cancellations as a result of numerous factors, many of which are beyond our control. Drilling always involves the risks of blowouts, dangerous production and other physical hazards.

INVESTMENTS SUBJECT TO MANAGEMENT BY THIRD PARTIES

   Texoil owns less than 100% of the working interest in many of its oil and gas properties. Joint operating arrangements are customary in the oil and gas industry and are generally conducted under the terms of a joint operating agreement, where a single working interest owner is designated as the operator. At present, Texoil is the "operator" of the majority of its oil and gas properties. Texoil is also a non-operating working interest owner in numerous wells. For properties where Texoil owns less than 50% of the working interest, drilling and operating decisions may not be within our control. If Texoil disagrees with the decision of a majority of working interest owners, it may be required, among other things, to do the following:

   o      Postpone the proposed activity;

   o      Relinquish or farm-out its interest; or

   o      Decline to participate.

If Texoil declines to participate, it might be forced to relinquish its interest or may be subject to certain non-consent penalties, as provided in the applicable operating agreement. Such penalties typically allow participating working interest owners to recover from the proceeds of production, if any, an amount equal to 200%-500% of the nonparticipating working interest owner's share of the cost of such operations.

   Under most operating agreements, the operator has direct and full control over all operations on the property and is obligated to conduct operations in a workmanlike manner. However, the operator is usually not liable to the working interest owners for losses sustained or for liabilities incurred, except those resulting from its own gross negligence or willful misconduct. Each working interest owner is generally liable for its share of the cost of developing and operating jointly owned properties. The operator is required to pay the expenses of developing and operating the property and will invoice working interest owners for their proportionate share of such costs. In instances where Texoil is a non-operating working interest owner, we may have a limited ability to exercise control over operations and the associated costs of such operations. Texoil's investment success in such non-operated activities may, therefore, be dependent upon a number of factors that are outside of our direct control.

   Operators may be granted liens on the working interests of other non-operating owners in the well to secure the payment of amounts owed to the operator. The bankruptcy or failure of the operator or other working interest owners to pay vendors who have supplied goods or services applicable to wells would most likely result in filing of mechanics' and materialmens' liens. These liens would encumber the well and the interests of all joint owners.


UNINSURED OPERATIONAL HAZARDS MAY OCCUR

   Texoil's operations are subject to all of the risks normally incident to the production of oil and gas. Some of these risks include the following:

   o      Blowouts
   o      Mechanical failure;
   o      Casing collapse; and
   o      Oil spills and fires.

   Any one of these risks could result in severe damage to or destruction of oil and gas wells, production facilities or other property, or injury to persons. The energy business is also subject to environmental hazards such as oil spills, gas leaks and ruptures and discharge of toxic substances or gases that could expose Texoil to substantial liability due to pollution and other environmental damage. Texoil maintains insurance coverage considered to be customary in the industry. Although there are currently numerous sources from which such coverage may be obtained, the following may apply to Texoil's insurance coverage:

   o The insurance may not continue to be available to Texoil on commercially reasonable terms;

   o Possible types of liabilities that may be incurred by Texoil may not be covered by our insurance;

   o Insurance carriers may not be able to meet their obligations under the policies; or

   o      Dollar amount of the liabilities may go beyond Texoil's policy limits.

   The occurrence of even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on Texoil's business, results of operations and financial position.

MARKETS FOR SHARES

   Shares are traded publicly on the Boston Stock Exchange and the NASDAQ Small-Cap Market. Such trading markets have certain minimum listing requirements which include, among other requirements, maintenance of a minimum share price and net worth. NASDAQ has notified Texoil that it may be delisted from the Small Cap Market as a result of failure to maintain the minimum bid requirement. We appealed the delisting and were granted an exception to the minimum bid requirement until June 30, 1999. On June 25, 1999, Texoil common stock underwent a 1 for 6 reverse split. Texoil common stock has traded above the minimum bid requirement since June 28, 1999 and we expect to continue to meet the NASDAQ listing requirements.

FORWARD-LOOKING INFORMATION MAY DIFFER

   This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

   o   discuss our future expectations;
   o contain projections of our future results of operations or of our financial condition; or
   o   state other "forward-looking" information.

All statements in this report are forward-looking statements other than those statements of historical facts. Examples of content that contain forward-looking statements are as follows:
   o   Texoil's financial position, reserve quantities and net present values;
   o Business strategy, plans, objectives, expectations, intent, and beliefs of management of Texoil for future operations;
   o   Capital expenditures; and
   o   Covenant compliance.

Texoil believes that the expectations reflected in the forward-looking statements and the basis of the assumptions of such forward-looking statements are reasonable. However, Texoil cannot assure that such expectations and assumptions are correct. Important factors that could cause actual results to differ from Texoil's expectations are discussed throughout the "Risk Factors" section. Forward-looking statements are not guarantees of future performance.

                           INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with them. "Incorporate by reference" means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities included in this offering.

o   Annual Report on Form 10-KSB for the year ended December 31, 1998;

o   Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

o   Current Report on Form 8-K/A-1 filed with the SEC on January 8, 1999.

o   Current Report on Form 8-K filed with the SEC on June 21, 1999.

   You may request a copy of these filings at no cost, by writing or telephoning us at the address below.

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  ABOUT TEXOIL


   Texoil, Inc. is a Nevada corporation headquartered in Houston, Texas. Our operating subsidiaries are Cliffwood Oil & Gas Corp. and Cliffwood Production Co. Both operating subsidiaries are Texas corporations.


   Texoil is an independent energy company that acquires and develops oil and gas reserves. Our program includes purchases of reserves, re-engineering, development, and exploration activities. Our activities are currently focused in Texas, South Louisiana and the Texas Gulf Coast.

You can contact us at:
                                  TEXOIL, INC.
                       110 Cypress Station Drive, No. 220
                           Houston, Texas 77090-1629
                       (281) 537-9920 Fax: (281)537-8324
                             email: info@Texoil.com

                             AVAILABLE INFORMATION

   We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at "http://www.sec.gov." You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.
                                USE OF PROCEEDS

   We are filing this registration statement to provide existing shareholders the ability to trade shares they currently own or that they may own if they exercise their options or warrants. We will not receive any proceeds from the sale of any securities being registered that are currently outstanding. If outstanding options and warrants are exercised, net proceeds to Texoil would be $4,635,422. Any proceeds received by Texoil resulting from the exercise of options and warrants will be used for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

   Texoil, Inc.'s common stock trades publicly on the Boston Stock Exchange and the NASDAQ Small-Cap Market under the symbol "TXLI." The following table lists high and low sales prices for the years 1996, 1997,1998 and the first and second quarters 1999 of the common stock as reported on the NASDAQ Stock Market.


                              TXLI               ADJUSTED FOR REVERSE SPLIT
                        -----------------        ---------------------------
                          HIGH      LOW            HIGH                LOW
                        -------   -------        -------             -------
1996
    First Quarter       1 11/16   1  3/16        10  1/8             7  1/8
    Second Quarter      1  7/16      7/8          8  5/8             5  1/4
    Third Quarter       1  7/8    1              11  1/4             6
    Fourth Quarter      1  7/8    1  1/16        11  1/4             6  3/8

 1997
   First Quarter        1  7/8    1  1/16        11  1/4             6  3/8
   Second Quarter       2  1/16   1  5/16        12  3/8             7  7/8
   Third Quarter        1 11/16   1  5/16        10  1/8             7  7/8
   Fourth Quarter       1  9/16     31/32         9  3/8             5 13/16

 1998
   First Quarter        1   3/8     15/16         8  1/4             5  5/8
   Second Quarter       1   1/4     30/32         7  1/2             5  5/8
   Third Quarter        1   1/4     13/32         7  1/2             2  7/16
   Fourth Quarter       1   5/16     1/2          7  7/8             3

 1999
   First Quarter        1   3/32    17/32         6  9/16            3  3/16
   Second Quarter *     5   1/4   2  3/4          5  1/4             2  3/4


* Reflects effect of 1 for 6 reverse stock split effective June 25, 1999

   As of June 16, 1999, approximately 907 holders of record held Texoil's common stock.

                                     DILUTION

   This is an offering by selling security holders of currently outstanding shares and shares issuable upon the exercise of certain warrants and options. To the extent that Texoil issues shares underlying the warrants and/or options and the book value per share is more than the exercise price per share, there could be dilution. The exercise prices of the options and warrants range from $2.70 to $21.00.

                            SELLING SECURITY HOLDERS

                                                                 # TEXOIL     OPTIONS OR
NAME                                                   STATE       SHARES      WARRANTS
----                                                   -----     --------     -----------
Thomas C. Bennett                                        OK         3,745
BJH Foundation                                           CA        26,222
John A. Brush                                            TX        39,317
Steven C. Collins                                        TX         1,123
Steven C. Collins                                        TX         2,247
FBO Steven C. Collins IRA UTA Charles Schwab & Co., Inc. CA         6,740
Marc Countiss                                            TX                         833
Becky Lea Crews                                          TX         1,123
Jerry M. Crews                                           TX         3,370
Jerry M. Crews                                           TX       228,115
FBO Jerry M. Crews, Charles Schwab & Co., Inc. Custodian TX        43,417
Susan A. Daigle                                          LA        62,159
Paul B. David                                            LA        62,159
William D. Edwards                                       TX           562
Energy Capital Investment Company PLC                    TX       106,968
EnCap Equity 1996 Limited Partnership                    TX       320,903
First Union Capital Partners, Inc.                       TX       374,445       188,158
Michael J. Foy                                           CO        30,892        15,446
R. J. Glover Jr.                                         TX        46,338
Robert J. Glover                                         TX        65,996
Richard Jess Glover Sr.                                  TX        82,846
John L. Graves                                           TX         3,925        46,897
Lynn W. Graves                                           TX        15,378
Russel J. Green                                          LA         2,247
Charles Hainebach                                        TX        21,006
Carolina V. Hoehn                                        CA        12,827
Robert A. Hoehn                                          LA        19,667
T. W. Hoehn Jr.                                          CA       364,515
T. W. Hoehn III                                          CA       100,738
Ralph D. Hollingshead                                    TX         2,247
FBO Ralph D. Hollingshead, Charles Schwab & Co., Inc.
  Custodian                                              TX         7,863
J. D. Hughes                                             TX                       3,333
Hy-Bon Engineering Company, Inc.                         TX        37,445
Mark Jensen                                              TX         7,863
Jay Joliat, Trustee                                      MI       121,695
Joliat & Company, Inc.                                   MI        18,723
Gregory K. Jones                                         IL        16,048
Paul M. Kameny and Carol C. Kameny Family Trust 1995     CA        76,387
Iris R. LaJoie, Trustee                                  FL        14,603
Robert E. LaJoie II, Trustee                             MI        14,603
Sandra J. LaJoie, Trustee     UAD 4-11-95                MI         3,370
LaJoie Ventures, LTD.                                    FL       140,417
Kathryn B. Lancaster, Trustee      UAD 12-23-82          IN        14,603
The Lincoln National Life Insurance Co.                  IN       586,942        293,471
Amy M. Lodzinski                                         TX         1,123
Michael A. Lodzinski                                     TX         1,123


                                                                 # TEXOIL     OPTIONS OR
NAME                                                   STATE       SHARES      WARRANTS
----                                                   -----     --------     -----------
Frank A. Lodzinski                                       TX        29,566
Frank A. Lodzinski                                       TX         5,617
Frank Anthony Lodzinski                                  TX         1,123
The Estate of Paschal L. Maisto                          MA        24,713
Ruben Medrano                                            TX         6,504         16,667
Clarence C. Meyer                                        TX        19,771
Gregory Mikeska                                          TX         1,685
Francis M. Mury                                          TX         3,370
Francis M. Mury                                          TX       105,211
NEMA, Inc.                                               LA        62,159
Evangeline Brooks Parten Trust of 1997                   TX         6,740
Jeremy R. Parten                                         TX         6,740
John R. Parten, Custodian for John Austin Parten         TX         6,740
John R. Parten and Nancy K. Parten, JT                   TX        13,480
Arthur J. Price Jr.                                      TX         1,123
Juanita Ramirez                                          TX           562
Thomas A. Reiser                                         TX        48,303
Joe C. Richardson Jr.                                    TX                       46,897
RIMCO Partners, L. P.                                    CT       225,214
RIMCO Partners, L. P. II                                 CT       225,214
RIMCO Partners, L. P. III                                CT        96,520
RIMCO Partners, L. P. IV                                 CT       257,388
Timothy S. Riordan                                       NC         3,370
Ritchie Children's Trust                                 TX       185,350
Marcia Mikeska Ritchie                                   TX         1,685
Robert B. Rodgers                                        NJ        23,590
Julie A. Rohrberg                                        IN         3,370
William F. Seagle                                        FL        20,321          8,333
Mandel C. Selber                                         TX         2,247
Mandel C. Selber, III                                    TX         2,247
FBO Mandel C. Selber III, Charles Schwab & Co., Inc.
  Custodian                                              TX        13,480
Silver Hill Joint Venture                                TX        12,076
Peggy Simpson                                            TX         2,247
Peggy Simpson                                            TX        46,899
William A. Stirling                                      TX         4,493
Charles M. Strain                                        TX         1,667
V & C Energy Limited Partnership                         TX     1,321,883         56,167
Arnold Van Zanten                                        TX        11,233
Betty B. Williams                                        TX         5,878
Walter L. Williams                                       TX        59,166
James A. Willis                                          TX        32,240
John O. Wolters                                          TX       123,567
Robert W. Young                                          TX         2,247
                                                               ----------      ---------
                                                                6,141,044        676,202
                                                               ==========      =========

                         DESCRIPTION OF CAPITAL STOCK

   As of June 30, 1999 our authorized capital stock was 30,000,000 shares. Those shares consisted of:

   o   5,000,000 shares of preferred stock, none of which were outstanding; and
   o 25,000,000 shares of common stock, of which 6,549,182 shares were outstanding.

   This offering will register approximately 93.7% of the total number of shares issued and outstanding for sale. We are also registering shares that could be issued upon the exercise of warrants and options listed under "Selling Security Holders". The warrant and option holders consist of capital providers to Cliffwood Oil & Gas Corp., who received shares and warrants of Texoil, Inc., in the merger completed in December 1997, and former executives of Texoil. These persons received rights to have the shares issuable upon exercise of their warrants and options registered pursuant to the Merger Agreement (See "Dilution").

DIVIDENDS

   Common shareholders may receive dividends when declared by the Board of Directors. Texoil has not paid dividends in the past and we do not plan to pay dividends in the near future. If dividends are ever paid, they may be paid in cash, stock or other form. The current loan agreements provide that common shareholders may not receive dividends until we have satisfied our obligations to creditors.

FULLY PAID

   All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

VOTING RIGHTS

   Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to pre-emptive or cumulative voting rights.

OTHER RIGHTS

   We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

TRANSFER AGENTS AND REGISTRARS

   ChaseMellon Shareholder Services is the transfer agent and registrar. You may contact us at the address listed on page 2 or ChaseMellon located at the following address:

CMSS

Securities Transfer Services
Post Office Box 3312
South Hackensack, New Jersey 07606
1-800-634-9270

          NEVADA BUSINESS CORPORATION ACT AND THE ARTICLES AND BYLAWS

GENERAL
   Texoil is a Nevada corporation subject to the Nevada Business Corporation Act. Provisions of the Nevada Act, in addition to provisions of our Articles of Incorporation and Bylaws, address corporate governance issues, including the rights of shareholders. Some of the state law provisions could hinder management changes, while others could have an anti-takeover effect. Texoil has not adopted any traditional anti-takeover mechanism in the Articles and Bylaws. The anti-takeover effect of state law may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock.

   We have summarized the key provisions below. The descriptions are not complete. You should read the actual provisions of our Articles and Bylaws and the Nevada Act that relate to your individual investment strategy.

BUSINESS COMBINATIONS
   The Nevada Act and our Articles generally require that any merger, share exchange or sale of substantially all of the assets of a corporation be approved by at least a majority vote of the outstanding votes entitled to be cast by each voting group entitled to vote. Nevada had adopted a control share law and a business combination law that would inhibit the takeover of a Nevada corporation. The control share law does not apply to Texoil because that statute requires that at least 100 record holders of Texoil be residents of Nevada and that Texoil transact business in Nevada. The business combination law, however, does not have restrictions on residency, and therefore does apply to Texoil. Under the business combination law, a business combination will be prohibited for three years unless there is express board approval. The business combination law automatically applies to Texoil, unless we opt out of the statute and obtains shareholder approval by those shareholders protected by the statute. Texoil has not opted out of the business combination provision.

   In addition to these two statutes directly related to takeovers, there are other factors under the articles of incorporation and provisions of Nevada law that may affect the outcome of a takeover. The Board of Directors of Texoil is not staggered. A shareholders' rights plan is not in place. Written consents by less than 100% of the shareholders are possible under Nevada law. It is difficult to determine whether these provisions would deter or assist in the takeover of Texoil, but generally, these factors would facilitate a takeover.

DIRECTORS' DUTIES

   Under Nevada law, the Board of Directors is charged with the traditional fiduciary duties, and duties to conduct the business of Texoil in a prudent manner. Nevada has authorized the Board of Directors to consider other constituencies besides the shareholders in considering the maximization of benefits to the Nevada corporation. The Board may consider employees, suppliers, creditors and customers, the economy of the state of Nevada and the nation, the interests of the community and society and long-term as well as short-term benefits to the corporation. Nevada believes that the ability to consider other constituencies will assist management in resisting a takeover.

BOARD OF DIRECTORS

  Members of Texoil's Board of Directors serve for one year or until their successor is elected.

SHAREHOLDER PROPOSAL AND DIRECTOR NOMINATIONS

   Texoil's shareholders may submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in the proxy materials published each year in connection with the Annual Meeting. There are no special provisions in Texoil's Bylaws.

   To nominate directors, shareholders must submit a written notice to Texoil's corporate secretary at least 60 days before a scheduled meeting. The notice must include the following information:

   o   Name and address of the shareholder;
   o   Name and address  of the nominee;
   o   Description of any arrangements between the shareholder and the nominee;
   o   Information about the nominee required by the SEC;
   o   Written consent of the nominee to serve as a director; and
   o   Any other material information.

   Shareholder proposals must be submitted to Texoil's corporate secretary at least 120 days before the first anniversary of the date of our last annual meeting. The notice must include the following information:

   o   Description of the proposal;

   o   Reasons for presenting the proposal at the annual meeting;
   o   Text of any resolutions to be presented;
   o   Shareholder's name and address;
   o   Number of shares held by the shareholder; and
   o   Any material interest of the shareholder in the proposal.

   Director nominations and shareholder proposals that are late or do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors. Shareholders are entitled to directly solicit the other shareholders of Texoil under applicable federal proxy rules. If they do so, the shareholders do not have to use the proxy of Texoil, but may prepare their own proxy and request a list of record holders of Texoil common stock.

MEETINGS OF  SHAREHOLDERS


   Under Texoil's Bylaws, meetings of the shareholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors or at the written request of not less than 10 percent of the voting power of all the outstanding shares of the corporation.


AMENDMENT OF ARTICLES AND BYLAWS

   Generally, Texoil's Articles may be amended by a majority of the outstanding votes entitled to be cast by each voting group entitled to vote on a given matter or at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting if notice of the change is given in the notice for the meeting.

INDEMNIFICATION

   Texoil indemnifies its officers and directors to the fullest extent permitted under Nevada law against all liabilities incurred in connection with their service to us. In addition, Texoil has purchased officer and director insurance to provide liability protection for the directors.

LIMITATION OF LIABILITY

   Texoil's Articles provide that our directors will not be personally liable for monetary damages to Texoil for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to Texoil or Texoil stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision applies only to claims against directors arising out of their role as directors and not in any other capacity (such as an officer or employee). Directors remain liable for violations of the federal securities laws and Texoil retains the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the director's duty of care.

                             PLAN OF DISTRIBUTION

   The securities being registered under this prospectus are a secondary offering by existing shareholders. The existing shareholders may offer their securities in one or more transactions on the NASDAQ Small-Cap Market, on the Boston Stock Exchange, or any other stock exchange on which the shares may be admitted for trading, in accordance with applicable NASDAQ or exchange rules. These shareholders may offer their securities in block transactions on the exchange in accordance with its rules, in negotiated transactions (including the pledge of shares) or in a combination of any such methods. Prices may be at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices through their brokers. No underwriters or agents are involved. There is no underwriter or any other organized method for offering the shares registered hereunder.


     At present, no officer or director intends to sell any shares. In addition, all shareholders who hold in excess of 300,000 shares (with the exception of those discussed immediately below), have agreed to limit any sales to not more than 15 percent of their individual holdings per calendar quarter, commencing with the effective date of this registration statement. Certain institutional shareholders are subject to contractual arrangements with Texoil. These shareholders are listed below:


AFFILIATES OF ENCAP INVESTMENTS

     Under a Registration Rights Agreement dated May 4, 1998, EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company, PLC have the right to have registered under a Form S-3 up to 100% of their shares and sell such shares, in the following percentages and by the following dates:

                               06/30/98              20%
                               09/30/98              40%
                               12/31/98              60%
                               03/31/99              80%
                               06/30/99             100%

LINCOLN NATIONAL LIFE INSURANCE

   Under a Common Stock and Warrant Purchase Agreement dated August 4, 1997, Lincoln National Life Insurance Co. has the following rights:

     o (i) One demand registration beginning on January 1, 1999, until August 4, 2002;
     o   (ii) Piggyback registration rights until August 4, 2002 ; and
     o  (iii) One put option until August 4, 2002.

RIMCO

     Under an Amended and Restated Stock Ownership and Registration Rights Agreement dated December 31, 1997, RIMCO Partners, L.P. and three affiliated limited partnerships have rights to two demand registration rights upon request of a majority of the holders among the four partnerships and piggyback registration rights for all limited partnerships.

FIRST UNION CAPITAL MARKETS

     Under a Common Stock and Warrant Purchase Agreement dated May 5, 1997, First Union Capital Partners, Inc., has one demand registration beginning January 1, 1999, until May 31, 2005, piggyback registration rights until May 31, 2005, a preemptive rights provision and a put option beginning on May 27, 2001.

     Upon the effectiveness of this registration statement and provided this statement remains effective, Texoil believes that the registration obligation to these four institutions will be satisfied. The total number of shares entitled to registration by each of these four institutions is listed under "Selling Security Holders" above.


                                LEGAL OPINIONS

     Bond & Taylor, LLP, will issue an opinion about the legality of the offered securities for us.

                                   EXPERTS

     The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein filing in reliance upon the authority of said firm as experts in giving said report.

                                 [TEXOIL LOGO]


                                   6,817,246

                                    SHARES

                                 COMMON STOCK

                                  PROSPECTUS

                                    PART II

                   (INFORMATION NOT REQUIRED IN PROSPECTUS)

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                     ESTIMATED
                                                                  --------------
Securities and Exchange Commission Fee (ACTUAL)                          $11,693
Transfer Agent and Registrar Fees                                            150
Fees and Expenses of Trustees                                                  -
Rating Agency Fees                                                             -
Printing Expenses                                                            975
Accountants' Fees                                                          7,500
New York Stock Exchange Listing Fee                                            -
Counsel Fees                                                               5,000
Miscellaneous.                                                                 -
                                                                  --------------
Total                                                                    $25,318
                                                                  ==============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article Ten of Texoil, Inc., Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Nevada General Corporation Law (the "Nevada" Act), and any other applicable law. The Bylaws of Texoil have been further amended to protect the officers and directors to the full extent of the laws of the State of Nevada. The Nevada Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, to the extent that the person seeking indemnification has acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. In a criminal action or proceeding, the person must also have had no reasonable cause to believe that his or her conduct was unlawful. Texoil is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

      In addition, Article Nine of Texoil, Inc., Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Nevada Act as now and hereafter in effect. The effect of Texoil's Articles of Incorporation, together with the Nevada Act, is to eliminate personal liability of directors and officers for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or the payment of dividends in violation of Nevada law.

      Texoil, Inc. has purchased directors' and officers' liability insurance policies.

ITEM 16. EXHIBITS.

2.2 Agreement and Plan of Merger, dated December 31, 1997, by and among Texoil, Inc., Texoil Acquisition, Inc., and Cliffwood Oil & Gas Corp. (incorporated by reference to Exhibit 2.1 to Item 7 of Form 8-K filed on January 8, 1998).

3.1 Restated Articles of Incorporation of Texoil, Inc., as amended (Incorporated by reference to Exhibit 3.1 of Form S-3 filed February 1,
      1999).

3.2 Amended and Restated Bylaws of Texoil, Inc., as amended (Incorporated by reference to Exhibit 3.2 of Form S-3 filed February 1, 1999).

3.3 Certificate of Amendment of Articles of Incorporation Changing Number of Shares filed June 16, 1999 and effective at the close of trading on June 25, 1999 (Incorporated by reference to Exhibit 3.1 of Form 8-K filed June 21, 1999).

3.4 Certificate of Amendment of Articles of Incorporation Changing Number of Shares filed June 16, 1999 and effective one hour after the close of trading on June 25, 1999 (Incorporated by reference to Exhibit 3.2 of Form 8-K filed June 21, 1999).

4.1 Form of Warrant Agreement between Texoil, Inc., as Issuer and First Interstate Bank of Texas, N.A. as Warrant Agent, dated May 26, 1994 (incorporated by reference to Exhibit 4.1 filed with Form 10- KSB dated December 31, 1997).

4.2   Specimen certificate for Class A Warrant (incorporated by reference to
      Exhibit 4.2 filed with Form 10-KSB dated December 31, 1997).

4.3   Specimen certificate for Class B Warrant (incorporated by reference to
      Exhibit 4.3 filed with Form 10-KSB dated December 31, 1997).

4.4 Specimen certificate for Underwriters Class A Warrant (incorporated by reference to Exhibit 4.4 filed with Form 10-KSB dated December 31, 1997).

4.5 Specimen certificate for Underwriters Class B Warrant (incorporated by reference to Exhibit 4.5 filed with Form 10-KSB dated December 31, 1997).

4.6 Specimen certificate for shares of Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.6 filed with Form 10-KSB dated December 31, 1997).

4.7 Note Purchase Agreement, dated December 31, 1997, by and among Texoil, Inc., and Resource Investors Management Company (incorporated by reference to Exhibit 5.1 to Form 8-K filed on January 8, 1998).

4.8 Form of the Texoil, Inc., 7.875% Convertible Subordinated General Obligation Note (incorporated by reference to Exhibit 5.2 to Form 8-K filed on January 8, 1998).

4.9 Amended and Restated Stock Ownership and Registration Rights Agreement among Texoil, Inc., and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, dated December 31, 1997 (incorporated by reference to Exhibit 5.5 to Form 8-K filed on January 8, 1998).

4.10 Guaranty Agreement dated December 31, 1997, by and among Cliffwood Oil & Gas Corp., and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, (incorporated by reference to Exhibit 5.3 to Form 8-K filed on January 8, 1998).

4.11 Guaranty Agreement dated December 31, 1997, by and among Texoil Company and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (incorporated by reference to Exhibit 5.4 to Form 8-K filed on January 8, 1998).

4.12 Acquisition and Distribution Agreement dated May 4, 1998, by and between Texoil, Inc., Cliffwood Oil & Gas Corp., and Cliffwood Acquisition 1996 Limited Partnership (incorporated by reference to Exhibit 2.1 filed with Form 8-K on May 12, 1998).

4.13 May 1998 Agreement in Respect of Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.2 filed with Form 8-K on May 12,
      1998).

4.14 Registration Rights Agreement dated May 4, 1998, by and among Texoil, Inc., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.3 filed with Form 8-K on May 12, 1998).

4.15 First Amended and Restated Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.5 filed with Form 8-K on May 12, 1998).

4.16 Co-Sale Agreement dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., Cliffwood Acquisition 1998 Limited Partnership, EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC (incorporated by reference to Exhibit 2.6 with Form 8-K on May 12, 1998).

4.17 Common Stock and Warrant Purchase Agreement between Cliffwood Oil & Gas Corp., and Belleview 1992 Income Fund L.P. dated as of August 4, 1997 (incorporated by reference to Exhibit 10.20 with Form 10-KSB filed on April 8, 1998).

4.18 Common Stock and Warrant Purchase Agreement between Cliffwood Oil & Gas Corp., and First Union Capital Partners, Inc., dated as of May 30, 1997 (incorporated by reference to Exhibit 10.30 with Form 10-KSB filed on April 8, 1998).

5.1   Legal Opinion of Bond & Taylor, LLP (filed herewith).

16.1 Letter dated March 9, 1998, from BDO Seidman LLP to the Commission (incorporated by reference to Exhibit 16.1 to Form 8-K filed on March 9,
      1998).

21.1  Following are Texoil's subsidiaries:

    NAME OF SUBSIDIARY                                OTHER NAME UNDER
INCORPORATION/ORGANIZATION                      SUBSIDIARY CONDUCTS BUSINESS    JURISDICTION OF
--------------------------                      ----------------------------    ---------------
Cliffwood Oil & Gas Corp.                                  None                   Texas
Cliffwood Production Co.                                   None                   Texas
New Cliffwood Company                                      None                   Texas
Cliffwood Exploration Company                              None                   Texas
Cliffwood Acquisition - 1996 Limited Partnership           None                   Texas
Cliffwood-Blue Moon Joint Venture, Inc.                    None                   Texas
Texoil Company                                             None                   Tennessee

23.1  Consent of Arthur Andersen LLP (FILED HEREWITH).

23.2  Consent of Bond & Taylor LLP - Contained in Exhibit 5.1.

27.1  Financial Data Schedule (FILED HEREWITH).

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes the following:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (6) The undersigned registrant hereby further undertakes:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

            (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bonafide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, THE STATE OF TEXAS, ON THE DATE INDICATED.

                                  TEXOIL, INC.



                             BY: /S/ FRANK A. LODZINSKI
                                 FRANK A. LODZINSKI
                                 PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             DATE SIGNED: JULY 14, 1999

PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, ON THE DATE INDICATED.

 SIGNATURE                      TITLE

/S/ FRANK A. LODZINSKI          Director and  President, Chief Executive Officer
Frank A. Lodzinski              and Principal Accounting Officer
Date Signed: JULY 14, 1999


/S/ JERRY M. CREWS              Director and Secretary
Jerry M. Crews
Date Signed: JULY 14, 1999


/S/ T. W. HOEHN III             Director
T. W. Hoehn III
Date Signed: JULY 14, 1999


/S/ ROBERT E. LAJOIE            Director
Robert E. LaJoie
Date Signed: JULY 14, 1999


/S/ THOMAS A. REISER            Director
Thomas A. Reiser
Date Signed: JULY 14, 1999


/S/ MICHAEL A. VLASIC           Director
Michael A. Vlasic
Date Signed: JULY 14, 1999